AMENDMENT NO. 3 TO
                   LOAN AND SECURITY AGREEMENT



     Amendment No. 3 (the "Amendment"), dated as of June 29,
2012 (the "Effective Date"), to a certain Loan and Security Agreement by and between SOVEREIGN BANK, N.A. (f/k/a Sovereign
Bank), a national banking association ("Lender"), with an address at 3 Terry Drive, Suite 102, Newtown, Pennsylvania 18940, and DYNASIL CORPORATION OF AMERICA, a Delaware corporation ("Borrower").

                           BACKGROUND

     WHEREAS, the Lender and the Borrower made, executed and delivered a Loan and Security Agreement, dated July 7, 2010, as amended by a certain Amendment No. 1 to Loan and Security Agreement dated as of April 1, 2011 and a certain Amendment No. 2 to Loan and Security Agreement effective as of March 31, 2012 (the "Original Loan Agreement"); and

     WHEREAS, the Lender has agreed to waive, pursuant to the terms and provisions of a letter agreement dated as of the date hereof between Borrower and Lender (the "Waiver Letter"), certain defaults by the Borrower under the Original Loan Agreement so long as this Amendment is executed and delivered by the Borrower.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Original Loan Agreement. This Amendment is intended to amend the Original Loan Agreement and the Original Loan Agreement shall be so amended from and as of the Effective Date.

     2. Subsection 1(a) of the Original Loan Agreement is hereby amended so that the following definitions shall be amended and restated to read in their entireties as follows:

          ""Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, with respect to any fiscal measurement period, the sum of (a) net income (or loss) for that period, plus
     (b) the aggregate closing costs and similar costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, plus (c) any other non-recurring or unusual expense or loss acceptable to Lender in its sole discretion, minus (d) any non-recurring gain included in such net income, plus (e) Interest Expense for that period, plus (f) the aggregate amount of federal, state and foreign taxes on or measured by income for that period (whether or not payable during that period), plus (g) depreciation and amortization expense for that period, plus
     (h) non-cash stock compensation expenses in an aggregate amount not exceeding $1,000,000.00 in any fiscal year, plus
     (i) the aggregate reasonable transaction costs and expenses incurred in connection with the consummation of any Permitted Acquisition (so long as such Permitted Acquisition was approved by the Lender in accordance with the terms and provisions of this Agreement and actually consummated by the Borrower), plus (j) the aggregate reasonable transaction costs and expenses incurred in connection with the preparation, execution and delivery of the Amendment No. 3 to Loan and Security Agreement between Borrower and Lender dated as of June 29, 2012, plus (k) the aggregate reasonable transaction costs and expenses incurred in connection with the completion of the Required Capital Raise, and in the case of items (b) - (k), only to the extent included in determining net income for that period, in each case as determined in accordance with GAAP.

          "Consolidated Fixed Charges" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the sum of (a) the Interest Expense for such period, plus (b) the aggregate principal amount of scheduled payments on any Indebtedness of Borrower or any Subsidiary (including without limitation all Capital Lease Obligations and the Loans but excluding any principal payments made with respect to the Entine Note) made during such period, plus (c) the sum of all cash dividends and other cash distributions to shareholders or other equity owners paid by Borrower during such period, plus (d) the sum of all taxes paid in cash by Borrower during such period, less (e) to the extent included in Interest Expense for, or taxes paid in cash by Borrower during, such period, up to $75,000.00 in the aggregate of interest and penalties paid by Borrower during such period in connection with the late federal income tax filing made by Borrower for the periods ending on September 30, 2008, September 30, 2009 and September 30, 2010."

     3. Subsection 1(a) of the Original Loan Agreement is hereby further amended to add the following definitions thereto in the appropriate alphabetical order:

          ""Additional Ramp-up Period" shall have the meaning specified in subsection 13(b) hereof.

          "Consolidated Maximum Adjusted Leverage Ratio" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the ratio of (i) Consolidated Total Funded Debt (excluding any Indebtedness subordinated to all Indebtedness owed by Borrower to Lender on terms and conditions which are acceptable to Lender in its sole discretion) to (ii) Consolidated EBITDA.

          "Entine Note" shall mean, collectively, those three (3) promissory notes, each dated as of June 7, 2012, in the original aggregate principal amount of $1,857,546.00, executed by the Borrower in favor of the Gerald Entine 1998 Family Trust, the Victoria Beth Entine Trust and the Oliver Andrew Entine Trust.

          "Required Capital Raise" shall mean the receipt by Borrower, after June 29, 2012 and on or before September 30, 2012, of at least $2,000,000.00 in gross proceeds from the sale of its Capital Stock and/or the incurrence of Indebtedness which is subordinated to all Indebtedness owed by Borrower to Lender on terms and conditions acceptable to Lender in its sole discretion (including without limitation a prohibition on the making of any principal payments on such subordinated Indebtedness until all Indebtedness owed by Borrower to Lender is indefeasibly paid in full). The proceeds of the Required Capital Raise shall be used by Borrower first to repay all amounts outstanding under the Entine Note and then to fund general working capital needs of Borrower."

     4. Subsection 2(c) of the Original Loan Agreement is hereby amended so that all references to "Termination Date" set forth therein shall be changed to "June 29, 2012."

5. Subsection 12(b) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:
          "(b) Indebtedness. Neither Borrower nor any Guarantor shall create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness for borrowed money other than the Loans, except that Borrower and the Guarantors, in the aggregate, may: (i) maintain the present indebtedness listed on Schedule 10(m) hereto; (ii) incur unsecured indebtedness to trade creditors in the ordinary course of business on standard terms; (iii) incur purchase money Indebtedness and Capital Lease Obligations, provided that the amount of such purchase money Indebtedness and Capital Lease Obligations shall not exceed, at any time, $1,000,000.00, in the aggregate,
          (iv) the Indebtedness represented by the promissory note referred to in subsection 12(e)(v) hereof, and
          (vi)  incur Indebtedness which is part of the  Required
          Capital Raise."

     6. Subsection 12(e)(v) of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest (other than, so long as no Default or Event of Default has occurred and is then continuing, or will be triggered thereby, Borrower shall be permitted to (A) repurchase up to one million shares of its common stock at a price of $2.00 per share during the period between July 1, 2010 and June 30, 2012, or issue a promissory note in lieu of such repurchase until such repurchase is consummated, as required pursuant to the terms and provisions of the RMD Acquisition Agreement), and (B) repurchase or redeem all or any of Borrower's Series C Preferred Stock, $.001 par value), or any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest (other than pursuant to an employee equity compensation plan maintained by Borrower or in conjunction with the Required Capital Raise)."

     7. Section 13 of the Original Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "13. FINANCIAL COVENANTS.

               Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                 (a)    Consolidated  Maximum  Leverage
          Ratio.  Borrower shall maintain at all  times
          a  Consolidated Maximum Leverage Ratio  which
          is equal to or less than (i) 3.00 to 1.00 for
          any  period  ended on or before December  31,
          2011, (ii) 3.75 to 1.00 for the rolling  four
          quarter  period  ending on  March  31,  2012,
          (iii)  3.25  to  1.00 for  the  rolling  four
          quarter  period ending on June 30, 2012,  and
          (iv)  4.50  to 1.00 for each of  the  rolling
          four quarter periods ending on September  30,
          2012  and December 31, 2012, and (v) 4.00  to
          1.00  for  each  rolling four quarter  period
          ending   on   or   after  March   31,   2013.
          Borrower's  compliance  with  this   covenant
          shall  be  tested  on  a  rolling  four   (4)
          quarters  basis as of the last  day  of  each
          quarter  of  each  Fiscal Year  of  Borrower.
          Notwithstanding anything to the contrary  set
          forth herein, for the purposes of determining
          the  Consolidated Maximum Leverage  Ratio  at
          any  time  during  the  Ramp-up  Period,  the
          denominator of such ratio (for the  avoidance
          of doubt, such denominator includes all items
          set forth in clause (ii) of the definition of
          SConsolidated Maximum Leverage Ratio")  shall
          be  determined as follows: (x)  at  September
          30,  2010, on the basis of the fiscal quarter
          then  ended,  times 4; (y)  at  December  31,
          2010, on the basis of the six (6) months then
          ended, times 2; and (z) at March 31, 2011, on
          the  basis  of  the nine months  then  ended,
          times  4/3. Borrower and Lender hereby  agree
          that,    for    purposes    of    calculating
          Consolidated Maximum Leverage Ratio hereunder
          during  the  Ramp-up Period, the amounts  set
          forth in clauses (b), (c), (d) and (i) of the
          definition of "Consolidated EBITDA" shall not
          be  annualized for any period.  In  addition,
          notwithstanding anything to the contrary  set
          forth herein, for the purposes of determining
          the  Consolidated Maximum Leverage  Ratio  at
          any   time  during  the  Additional   Ramp-up
          Period,  the denominator of such  ratio  (for
          the  avoidance  of  doubt,  such  denominator
          includes  all items set forth in clause  (ii)
          of  the  definition of "Consolidated  Maximum
          Leverage  Ratio")  shall  be  determined   as
          follows:  (a) at September 30, 2012,  on  the
          basis of the fiscal quarter then ended, times
          4;  (b) at December 31, 2012, on the basis of
          the  six (6) months then ended, times 2;  and
          (c)  at  March 31, 2013, on the basis of  the
          nine  months then ended, times 4/3.  Borrower
          and Lender hereby agree that, for purposes of
          calculating  Consolidated  Maximum   Leverage
          Ratio hereunder during the Additional Ramp-up
          Period,  (1) the amounts set forth in clauses
          (c),  (d), (i), (j) and (k) of the definition
          of   "Consolidated  EBITDA"  shall   not   be
          annualized for any period.

                (b)  Consolidated Fixed Charge Coverage
          Ratio.  Borrower shall maintain at all  times
          a Consolidated Fixed Charge Coverage Ratio of
          not less than (i) 1.20 to 1.00 for any period
          ended on or before December 31, 2011 or on or
          after  September 30, 2013, (ii) 0.90 to  1.00
          for  the  rolling four quarter period  ending
          on March 31, 2012, (iii) 1.05 to 1.00 for the
          rolling  four quarter period ending  on  June
          30,  2012, (iv) 1.00 to 1.00 for each of  the
          rolling   four  quarter  periods  ending   on
          September 30, 2012 and December 31, 2012, (v)
          1.05  to  1.00  for the rolling four  quarter
          period  ending  on March 31, 2013,  and  (vi)
          1.10  to  1.00  for the rolling four  quarter
          period  ending on June 30, 2013.   Compliance
          with  this  covenant shall  be  tested  on  a
          rolling  four (4) quarters basis  as  of  the
          last  day of each quarter of each Fiscal Year
          of Borrower.  Notwithstanding anything to the
          contrary  set forth herein, for the  purposes
          of  determining the Consolidated Fixed Charge
          Ratio at any time prior to June 30, 2011 (the
          "Ramp-up  Period"),  the numerator  (for  the
          avoidance  of doubt, such numerator  includes
          all  items  set forth in clause  (i)  of  the
          definition  of  "Consolidated  Fixed   Charge
          Coverage Ratio") and the denominator of  such
          ratio  (for  the  avoidance  of  doubt,  such
          denominator includes all items set  forth  in
          clause    (ii)    of   the   definition    of
          "Consolidated  Fixed Charge Coverage  Ratio")
          shall  be  determined  as  follows:  (x)   at
          September  30,  2010, on  the  basis  of  the
          fiscal  quarter then ended, times 4;  (y)  at
          December  31, 2010, on the basis of  the  six
          (6)  months then ended, times 2; and  (z)  at
          March  31,  2011, on the basis  of  the  nine
          months  then  ended, times 4/3. Borrower  and
          Lender  hereby  agree that, for  purposes  of
          calculating  Consolidated Fixed Charge  Ratio
          hereunder  during  the  Ramp-up  Period,  the
          amounts  set forth in clauses (b),  (c),  (d)
          and  (i)  of  the definition of "Consolidated
          EBITDA"  shall  not  be  annualized  for  any
          period.     In    addition,   notwithstanding
          anything  to  the contrary set forth  herein,
          for   the   purposes   of   determining   the
          Consolidated Fixed Charge Ratio at  any  time
          on  or after September 30, 2012 but prior  to
          June   30,  2013  (the  "Additional   Ramp-up
          Period"), the numerator (for the avoidance of
          doubt, such numerator includes all items  set
          forth  in  clause  (i) of the  definition  of
          "Consolidated  Fixed Charge Coverage  Ratio")
          and  the  denominator of such ratio (for  the
          avoidance of doubt, such denominator includes
          all  items  set forth in clause (ii)  of  the
          definition  of  "Consolidated  Fixed   Charge
          Coverage  Ratio")  shall  be  determined   as
          follows:  (a) at September 30, 2012,  on  the
          basis of the fiscal quarter then ended, times
          4;  (b) at December 31, 2012, on the basis of
          the  six (6) months then ended, times 2;  and
          (c)  at  March 31, 2013, on the basis of  the
          nine  months then ended, times 4/3.  Borrower
          and Lender hereby agree that, for purposes of
          calculating  Consolidated Fixed Charge  Ratio
          hereunder   during  the  Additional   Ramp-up
          Period,  (1) the amounts set forth in clauses
          (c),  (d), (i), (j) and (k) of the definition
          of   "Consolidated  EBITDA"  shall   not   be
          annualized for any period.

               (c)    Unfunded   Capital  Expenditures.
          During the Fiscal Year of the Borrower ending on September 30, 2011, Borrower shall not incur Unfunded Capital Expenditures in excess of $2,000,000.00 in the aggregate (tested as of the last day of each fiscal quarter of such Fiscal Year on a year-to-date basis).
          During each Fiscal Year of the Borrower ending after September 30, 2011, Borrower shall not incur Unfunded Capital Expenditures in excess of $2,250,000.00 in the aggregate
          (tested as of the last day of each fiscal quarter ended after September 30, 2011 on a year-to-date basis).

               (d)   Minimum Liquidity.  At all  times,
          Borrower shall maintain aggregate minimum cash balances of not less than $1,000,000.00 in accounts maintained by the Borrower with the Bank (to be verified in writing by Borrower as of the last day of each fiscal quarter of each Fiscal Year).

                 (e)    Consolidated  Maximum  Adjusted
          Leverage  Ratio.  Borrower shall maintain  at
          all  times  a  Consolidated Maximum  Adjusted
          Leverage Ratio which is equal to or less than
          (i) 3.25 to 1.00 for each of the rolling four
          quarter periods ending on September 30,  2012
          and December 31, 2012, and (iii) 3.00 to 1.00
          for  each rolling four quarter period  ending
          on  or  after  March  31,  2013.   Borrower's
          compliance with this covenant shall be tested
          on  a  rolling four (4) quarters basis as  of
          the  last day of each quarter of each  Fiscal
          Year of Borrower. Notwithstanding anything to
          the   contrary  set  forth  herein,  for  the
          purposes   of  determining  the  Consolidated
          Maximum  Adjusted Leverage Ratio at any  time
          during  the  Additional Ramp-up  Period,  the
          denominator of such ratio (for the  avoidance
          of doubt, such denominator includes all items
          set forth in clause (ii) of the definition of
          "Consolidated   Maximum   Adjusted   Leverage
          Ratio")  shall be determined as follows:  (a)
          at  September 30, 2012, on the basis  of  the
          fiscal  quarter then ended, times 4;  (b)  at
          December  31, 2012, on the basis of  the  six
          (6)  months then ended, times 2; and  (c)  at
          March  31,  2013, on the basis  of  the  nine
          months  then ended, times 4/3.  Borrower  and
          Lender  hereby  agree that, for  purposes  of
          calculating  Consolidated  Maximum   Adjusted
          Leverage    Ratio   hereunder   during    the
          Additional  Ramp-up Period, (1)  the  amounts
          set  forth in clauses (c), (d), (i), (j)  and
          (k)   of   the  definition  of  "Consolidated
          EBITDA" shall not be annualized for any period."

     8. Section 14 of the Original Loan Agreement is hereby amended to add subsections (q) and (r) thereto which shall read in their entirety as follows:

          "(q) Required Capital Raise. Borrower shall fail, for any reason, to complete the Required Capital Raise on or before September 30, 2012.

          (r) Entine Note. Any default shall occur under the Entine Note or any Indebtedness evidenced by the Entine
          Note shall be outstanding after September 30, 2012."

     9. All representations, warranties and covenants of the Borrower contained in the Original Loan Agreement are hereby ratified and confirmed by the Borrower without condition as if made anew upon the execution of this Amendment and are hereby incorporated by reference. All representations, warranties and covenants of the Borrower, whether hereunder, or contained in the Original Loan Agreement or in any Other Agreement shall remain in full force and effect until all amounts due under the Original Loan Agreement, as amended herein, the Notes, and each Other Agreement are satisfied in full.

10. Except as modified by the terms hereof, all terms, provisions and conditions of the Original Loan Agreement are in full force and effect and are hereby incorporated by reference as if set forth herein. This Amendment and the Original Loan Agreement shall be deemed as complementing and not restricting the Lender's rights hereunder or thereunder. If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Loan Agreement, the terms and provisions of this Amendment shall control and prevail.
     11. The Borrower hereby represents, warrants and certifies to the Lender, after giving effect to the Waiver Letter, that no Default or Event of Default has occurred and is presently existing under the Loan Documents.

     12. Pursuant to the terms of the Original Loan Agreement, as amended herein, the Borrower has provided to the Lender, as security for the payment of all Loans now or in the future made by the Lender to the Borrower and for the payment or other satisfaction of all other Liabilities, a first priority, perfected security interest in the Collateral. The Borrower hereby ratifies and confirms the liens and security interests granted under the Original Loan Agreement and the Other
Agreements; and further ratifies and confirms, without condition, that the perfected status and priority of such liens and security interests shall not be affected in any way by the amendments to the Original Loan Agreement as set forth herein.

     13. In order to induce the Lender to enter into this Amendment, the Borrower shall first satisfy the following conditions precedent:

          (a) The Borrower shall have executed (and/or caused to be executed), and delivered to the Lender the following:

               (i)  this Amendment;

               (ii)      the Waiver Letter

               (iii)     a Confirmation of Guarantee duly
          executed by each of Optometrics Corporation, Evaporated Metal Films Corp., Radiation Monitoring Devices, Inc., RMD Instruments Corp. and Dynasil Biomedical Corp. (collectively, the "Guarantors"), in form and substance satisfactory to the Lender in its sole discretion (the "Confirmation of Guarantee"); and

               (iv)      such other documents and instruments as
          the Lender may reasonably request.

          (b) The Borrower shall also deliver to the Lender the following:

               (i) payment in full of a non-refundable waiver fee in the amount of $31,101.19; and

               (ii)      any and all other documents, agreements
          and certificates reasonably requested by the Lender to carry out the intentions of this Amendment.

     14. This Amendment (a) shall be construed and enforced in accordance with the laws of the State of New Jersey; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; (c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.

15. The Borrower hereby agrees that it will pay or cause to be paid, or reimburse the Lender for, all of the costs and expenses incurred by the Lender in connection with negotiation, preparation and enforcement of this Amendment and the transactions contemplated herein, including without limitation the fees and out-of-pocket expenses of the Lender's legal counsel.
     16. The Borrower hereby waives any and all rights which it may have to a jury trial in connection with any litigation commenced or against the Lender with respect to the right and obligations of the parties hereto.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized.



                          DYNASIL CORPORATION OF AMERICA

                          By:___________________________________
                          _
                          Name:   Richard Johnson
                          Title:     Chief Financial Officer

                          SOVEREIGN BANK, N.A.

                          By:___________________________________
                          _
                          Name:  Daniel Vereb
                          Title:    Senior Vice President
















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